UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 6, 2026
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 6, 2026, Open Lending Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Palogic Value Management, L.P. (“PVM”), Palogic Value Fund, L.P. (“PVF”) and Palogic Capital Management, LLC (“PCM”), in each case, on behalf of themselves, their affiliates and their affiliated funds (such affiliates and funds, together with PVM, PVF and PCM, collectively, “Palogic”).

Pursuant to the Cooperation Agreement, the Company has agreed, among other things, to (i) include William Dabbs Cavin (the “New Director Nominee”) as a nominee on the Company’s slate of nominees for election as Class III directors at the upcoming 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), (ii) recommend that the Company’s stockholders vote in favor of the election of the New Director Nominee at the 2026 Annual Meeting and (iii) recommend that the stockholders of the Company vote in favor of the non-binding stockholder proposal previously submitted to the Company by Palogic pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, requesting that the Company’s Board of Directors (the “Board”) take the steps necessary to declassify the Board so that all directors are elected on an annual basis.

Under the terms of the Cooperation Agreement, Palogic agreed that, during the period from March 6, 2026 until the date that is 30 calendar days prior to the opening of the nominating period under the Company’s bylaws to submit director candidates for election to the Board at the 2027 Annual Meeting of Stockholders (the “Cooperation Period”), Palogic will vote all of its shares of the Company’s common stock (“Common Shares”) in favor of each director nominated and recommended by the Board for election at the 2026 Annual Meeting and otherwise in accordance with the Board’s recommendation on all other proposals or business subject to stockholder action. Palogic also agreed to certain customary standstill restrictions during the Cooperation Period (subject to certain exceptions), including, among others, restrictions against (i) acquiring any Common Shares that would result in Palogic beneficially owning more than 9.9% of outstanding Common Shares, (ii) selling any Common Shares to any third party that would result in such third party beneficially owning at least 5.0% of outstanding Common Shares and (iii) soliciting proxies, nominating additional director candidates and submitting additional stockholder proposals. The parties also agreed to certain mutual non-disparagement provisions during the Cooperation Period.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreement, a copy of which is attached hereto and filed as Exhibit 10.1 and incorporated by reference herein.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2026, Charles D. Jehl informed the Board that he does not intend to stand for re-election as a Class III director upon expiration of his current term at the 2026 Annual Meeting. There are no known disagreements between Mr. Jehl and the Company which led to his decision not to stand for re-election as a director.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1	Cooperation Agreement, dated as of March 6, 2026, by and among Open Lending Corporation, Palogic Value Management, L.P., Palogic Value Fund, L.P. and Palogic Capital Management, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Ben Massey
Name:	Ben Massey
Title:	General Counsel and Corporate Secretary
Date: March 6, 2026